FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 16, 2003

                          IPVoice Communications, Inc.
             (Exact name of registrant as specified in its charter)



                       Nevada           000-27917        65-0729900
                (State or other     (Commission File   (IRS Employer
                jurisdiction of)        Number)     Identification No.)



                              14860 Montfort Drive

                                    Suite 210

                               Dallas, Texas 75254

                    (Address of principal executive offices)

                                  972 386 3372

                           (Issuer's telephone number)


         (Former name or former address, if changed since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT
Not applicable

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

IPVoice Acquired 100% of the issued and outstanding stock of RKM IT Solutions in Caracas, Venezuela. IPVoice issued $2 million in preferred IPVoice stock with out registration rights for the underlying common shares.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP
Not applicable

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable

ITEM 5. OTHER EVENTS

Not applicable

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not applicable

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
Stock Purchase Agreement

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SIGNATURE

/s/ Philip Verges
-----------------

Philip Verges

CEO

IPVoice Communications Inc.


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